UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2013

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 226-5011

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01.	Other Events.

On November 22, 2013, SeaWorld Parks & Entertainment, Inc. (“SWPE”), a direct, wholly-owned subsidiary of SeaWorld Entertainment, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee, entered into the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture, dated as of December 1, 2009 (as supplemented by the First Supplemental Indenture, dated as of August 30, 2011, the Second Supplemental Indenture, dated as of March 30, 2012, the Third Supplemental Indenture, dated as of December 17, 2012, and the Fourth Supplemental Indenture, dated as of April 12, 2013, the “Indenture”) relating to SWPE’s 11% Senior Notes due 2016. The Fifth Supplemental Indenture was entered into in order to conform certain provisions of the “Limitation on Restricted Payments” covenant set forth in Section 4.07 of the Indenture to the corresponding provisions of SWPE’s existing senior secured credit facilities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Fifth Supplemental Indenture, dated as of November 22, 2013, among SeaWorld Parks & Entertainment, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: November 25, 2013	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Supplemental Indenture, dated as of November 22, 2013, among SeaWorld Parks & Entertainment, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee